UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

GenOn Americas Generation, LLC

(Exact name of Registrant as specified in its charter)

51-0390520 (IRS Employer Identification No.)

333-63240 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(609) 524-4500 (Registrant’s telephone number, including area code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on June 14, 2017 (the “Petition Date”), GenOn Energy, Inc. (“GenOn”), GenOn Americas Generation, LLC (“GAG”) and certain of their directly and indirectly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On December 12, 2017 (the “Confirmation Date”), the Bankruptcy Court entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates (the “Confirmation Order”), which approved and confirmed the Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization (the “Plan”).

On December 12, 2017, the Bankruptcy Court also entered the Order Approving Debtors’ Emergency Motion for Entry of an Order (I) Approving a Global Settlement and (II) Granting Related Relief (the “GAG Order”), which became effective upon the entry of the Confirmation Order and which granted an administrative claim to holders of Allowed GAG Note Claims against GenOn in an amount equal to the value of the treatment afforded to holders of Allowed Class 5 GAG Notes Claims (as defined in the Plan) under the Plan (the “GAG Administrative Claim”).

As previously disclosed on the Debtors’ current report on Form 8-K (filed January 30, 2018), on January 26, 2018, the Debtors filed an Emergency Motion for Entry of an Order (I) Authorizing and Directing Certain Actions in Furtherance of the GAG Settlement, (II) Approving the Partial Payment Notice, and (III) Granting Related Relief (the “GAG Motion”). On January 30, 2018, the Bankruptcy Court entered the Order Approving Debtors’ Emergency Motion for Entry of an Order (I) Authorizing and Directing Certain Actions in Furtherance of the GAG Settlement, (II) Approving the Partial Payment Notice, and (III) Granting Related Relief  (the “Order”).

Pursuant to the Order, the Debtors have elected to make a partial payment in respect of the GAG Administrative Claim, the material terms and consequences of which are set forth below:

1.                                      Partial Payment Amount: $300,000,000

(a)                                 GAG 8.50% Senior Notes due 2021 (CUSIP 60467PAQ7 and 60467PAN4): 158,433,260 ($432.991331 per 1,000 of principal amount)

(b)                                 GAG 9.125% Senior Notes due 2031 (CUSIP 60467PAJ3): $141,566,740 ($430.294043 per 1,000 of principal amount)

2.                                      Record Date: January 30, 2018

3.                                      Trustee Payment Date: February 1, 2018

4.                                      Pro Forma GAG Administrative Claim Amount: $362,508,835.96

5.                                      Pro Forma Interest Payment Calculation: 9.0% of $404,796,634, effective as of February 1, 2018

The partial payment will have no effect on the principal balance of the underlying GAG Notes (as defined in the Plan).  Any unpaid balance of the GAG Administrative Claim, which is currently $362,508,835.96 as a result of the $300 million partial payment and can be further reduced by any additional partial payment(s), will be paid on or before the Effective Date as provided in the Plan. The Interest Payment (as defined in the GAG Order) due on February 1, 2018, and any additional Interest Payments thereafter, will be 9.0% of $404,796,634, subject to any further reductions as a result of any additional partial payments made hereafter. A Notice of Partial Payment of GAG Administrative Claim (the “Notice”) was sent to the trustee for the indenture governing the GAG Notes, the Depository Trust Company, the Financial Industry Regulatory Authority and other parties in interest.

The foregoing description of the Order and the Notice does not purport to be complete and is qualified in its entirety by reference to the complete text of the Order and the Notice, which are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of GenOn and its subsidiaries. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of GenOn and its subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in GenOn’s reports filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Order Approving Debtors’ Emergency Motion for Entry of an Order (I) Authorizing and Directing Certain Actions in Furtherance of the GAG Settlement, (II) Approving the Partial Payment Notice, and (III) Granting Related Relief.

99.2	Notice of Partial Payment of GAG Administrative Claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2018	GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer

GenOn Americas Generation, LLC
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer